UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2006

NATIONAL TECHNICAL SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation or organization)	0-16438 (Commission File Number)	95-4134955 (I.R.S. Employer Identification No.)
24007 Ventura Blvd., Suite 200 Calabasas, California (Address of principal executive offices)	91302 (Zip Code)

(818) 591-0776

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

National Technical Systems, Inc. (the “Registrant”) entered into an agreement with its banks, Comerica Bank and First Bank (together, the “Banks”), to expand an existing credit facility by $3.9 million effective March 29, 2006. The Registrant entered into the credit facility to fund the exercise of an option to repurchase 792,266 shares of its common stock in a private transaction. Refer to Item 8.01 below for a description of the share repurchase.

A copy of the amendment to the existing credit facility is attached to this Current Report as Exhibit 10.1.

Item 8.01.	Other Events.

On March 28, 2006, the Registrant exercised an option to repurchase 792,266 shares of its common stock from Marvin Hoffman, an executive officer and director of the Registrant. The total cash purchase price of $3,893,000, or $4.914 per share, represented the average closing price of the Registrant’s common stock for the five trading days prior to the option exercise date minus 10%, in accordance with a letter agreement between the Registrant and Mr. Hoffman entered into in September 2001. The shares repurchased in this private transaction represented approximately 8.6% of the Registrant’s outstanding common stock on the date of exercise.

A copy of the press release issued by the Registrant on March 28, 2006 announcing the exercise of the share repurchase option is attached to this Current Report as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.
(a)	Financial Statements of Business Acquired.
N/A
(b)	Pro Forma Financial Information.
N/A
(c)	Shell Company Transactions.
N/A
(d)	Exhibits.
Exhibit No.	Title
10.1	Amendment Number Six to Revolving Credit Agreement, dated as of March 29, 2006 by and among National Technical Systems, Inc., and its subsidiaries, Comercia Bank and First Bank.

99.1	Press release dated March 28, 2006 entitled “National Technical Systems, Inc. Announces Repurchase of 792,266 Shares of its Common Stock in a Private Transaction.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

National Technical Systems, Inc.
Date: March 30, 2006	By: /s/ LLOYD BLONDER Lloyd Blonder Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Title
10.1	Amendment Number Six to Revolving Credit Agreement, dated as of March 29, 2006 by and among National Technical Systems, Inc., and its subsidiaries, Comercia Bank and First Bank.
99.1	Press release dated March 28, 2006 entitled “National Technical Systems, Inc. Announces Repurchase of 792,266 Shares of its Common Stock in a Private Transaction.”
.